                                     NOTES
                 SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
           (FORMERLY KNOWN AS CANONIE ENVIRONMENTAL SERVICES CORP.)
                               GALLERIA TOWER II
                          13455 NOEL ROAD, SUITE 1500
                             DALLAS, TEXAS  75240


                                                             October 13, 1995


Dear Stockholder:


     You are cordially invited to attend the Annual Meeting of Stockholders of Smith Environmental Technologies Corporation, to be held on November 17, 1995, at 9:00 a.m. at the offices of the Company located at 2080 South Carboy, Mt. Prospect, Illinois 60056.


     The formal Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting.

     It is important that your shares be represented at the meeting, regardless of the number you hold. Therefore, please mark, date, and sign the enclosed proxy and return it in the envelope provided for that purpose, whether or not you plan to attend the meeting. Stockholders who attend the meeting may vote in person even though they have previously mailed their proxies.

                                       Sincerely,



                                       E. Brian Smith
                                       Chairman, President and
                                       Chief Executive Officer

                SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
           (FORMERLY KNOWN AS CANONIE ENVIRONMENTAL SERVICES CORP.)
                              GALLERIA TOWER II
                         13455 NOEL ROAD, SUITE 1500
                             DALLAS, TEXAS  75240

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            NOVEMBER 17, 1995



     The Annual Meeting of Stockholders of Smith Environmental Technologies Corporation (the "Company") will be held at the offices of the Company located at 2080 South Carboy, Mt. Prospect, Illinois on Friday, November 17, 1995, at 9:00 a.m. C.S.T. for the following purposes:


     (1) To elect two (2) Class C directors, each director to serve for a term of three years.

     (2) To ratify the issuance of the Convertible Senior Subordinated Note and the Convertible Senior Note of the Company, each convertible into preferred stock, and then into common stock of the Company.

     (3) To ratify the appointment by the Board of Directors of the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended September 30, 1995 and for the fiscal year ending September 30, 1996.



     The Board of Directors has fixed the close of business on September 29, 1995 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment thereof, and only stockholders of record at said time and on said date are entitled to notice of, and to vote at, the Annual Meeting of Stockholders. The holders of a majority of the outstanding shares entitled to vote at the meeting are required for a quorum. A list of stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, for a period of ten days prior to the meeting, at the office of Smith Environmental Technologies Corporation located at Galleria Tower II, 13455 Noel Road, Suite 1500, Dallas, Texas.


     Management sincerely desires your presence at the meeting. However, so that we may be sure that your vote will be included, please sign and return the enclosed proxy promptly. If you attend this meeting, you may revoke your proxy and vote in person.

                                       By Order of the Board of Directors


                                       W.D. Nelson
                                       Secretary

Dallas, Texas
October 13, 1995


IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                 SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
           (FORMERLY KNOWN AS CANONIE ENVIRONMENTAL SERVICES CORP.)
                              GALLERIA TOWER II
                         13455 NOEL ROAD, SUITE 1500
                            DALLAS, TEXAS  75240

                               PROXY STATEMENT

                              OCTOBER 13, 1995



     This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation by the Board of Directors of Smith Environmental Technologies Corporation, formerly known as Canonie Environmental Services Corp. (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders to be held on November 17, 1995, or any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. Proxies properly executed and returned in a timely manner will be voted at the meeting in accordance with the directions set forth thereon. If no instructions are indicated, they will be voted as follows:


     FOR the election of the nominees for directors named herein;

     FOR ratification of the issuance to 399 Venture Partners, Inc. of the $10,000,000 Convertible Senior Subordinated Note and the $2,000,000 Convertible Senior Note; and


     FOR ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended September 30, 1995 and for the fiscal year ending September
     30, 1996.



     The Company has received written representations from the holders of a majority of the outstanding common stock that they will vote FOR ratification of the issuance to 399 Venture Partners of the Convertible Senior Subordinated Note and the Convertible Senior Note and, therefore, approval of this item is assured. If other matters are presented for a vote, the proxies shall be voted in accordance with the best judgment of the persons acting thereunder. Any proxy given by a stockholder may be revoked by the stockholder at any time prior to its use by providing the Secretary of the Company at its offices located at Galleria Tower II, 13455 Noel Road, Suite 1500, Dallas, Texas 75240, with a written revocation, by submitting a properly executed proxy bearing a later date, or by attending the meeting and voting in person. It is expected that proxy materials will be mailed to stockholders on or about October 13, 1995.



     Holders of record of common stock, $0.01 par value per share, of the Company at the close of business on September 29, 1995, the record date for those entitled to notice of the meeting, will be entitled to vote at the Annual Meeting. On such date, the Company had outstanding and entitled to vote 5,857,015 shares of common stock. The holders of common stock as of the record date will be entitled to one vote per share. Other than common stock, the Company had no class of voting securities outstanding on the record date. The presence at the meeting in person or by proxy of the holders of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum.



     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner of such shares. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter, and directions to "withhold authority" to vote for directors, will not be considered non-voted shares.) Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors. All other matters put to a stockholder vote will be decided by the affirmative vote of a majority of the votes cast on the matter.


                          PRINCIPAL STOCKHOLDERS

     The following tables set forth information as of September 29, 1995 with respect to (a) any person who is known to the Company to be the beneficial owner of more than five percent of the Company's common stock, and (b) the ownership of the Company's common stock by the Company's Chief Executive Officer and the four other most highly compensated executive officers, and all executive officers and directors as a group. Except as otherwise indicated, such persons have sole voting and investment power with respect to the shares indicated below.




                                             Number of
                                            Shares Owned          Percent of
Name and Address of Beneficial Holder       Beneficially            Class
- -----------------------------------------------------------------------------
Smith Holding Corporation                     2,653,720           (1)45.31%
51 Montecito Drive
Corona Del Mar, CA  92625

Dimensional Fund Advisors Inc.                 404,900            (2) 6.91%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

J.J. Cramer & Co.                              520,100            (3) 8.88%
56 Beaver Street, Suite 701
New York, NY  10004

399 Venture Partners, Inc.                   3,714,430            (4)38.81%
399 Park Avenue
New York, NY  10043

E. Brian Smith                               2,653,720            (5)45.31%

Richard A. Zartler                                 244                 *

Anthony J. Dury                                 10,000            (6)  *

Wilfrid D. Nelson                               10,000            (6)  *

William T. Campbell                              6,250            (6)  *

All executive officers and directors
as a group                                   2,893,304            (7)47.53%

- --------------------------
* Less than one percent.

(1)  Based upon information contained in a Form 3, dated January 5, 1994.

(2)  Based upon information obtained from Dimensional Fund Advisors, Inc.
     Schedule 13G dated January 30, 1995. Dimensional Fund Advisors, Inc., a registered investment advisor, is deemed to have beneficial ownership of 404,900 shares of the Company's common stock as of January 30, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans. Dimensional Fund Advisors, Inc. serves as investment manager for all of the Dimension and DFA entities, and Dimensional Fund Advisors, Inc. disclaims beneficial ownership of all such shares.

(3) Based upon information contained in amendment number 4 to Schedule 13D, dated February 6, 1995.

(4) This number reflects shares represented by the conversion rights of the Convertible Senior Subordinated Note and the Convertible Senior Note, including 371,443 shares represented by portions of the Notes distributed to individual investors in 399 Venture Partners, Inc., one of whom is a director of the Company.

(5) These shares are owned of record and included in the shares reported by Smith Holding Corporation, which has sole power over voting and disposition thereof. E. Brian Smith is the Chairman, President and Chief Executive Officer and controls majority ownership of Smith Holding Corporation.

(6) Includes options for shares subject to acquisition within 60 days held by Messrs. Dury, Nelson, and Campbell for 10,000, 10,000 and 6,250 shares, respectively.

(7) Includes 100,760 options to acquire shares which are vested or will vest within 60 days and 129,880 shares represented by conversion rights granted to 399 Venture Partners, Inc., which are attributable to a director of the Company, and included in the shares reported by 399 Venture Partners, Inc.

                            ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three distinct classes. The directors in Class A and Class B named below have terms which expire in
1996 and 1997, respectively. Two members of the Board of Directors are to be elected as Class C directors to serve until the Annual Meeting of Stockholders of the Company in 1998. Mr. John Paul Jones, Jr., whose term expires with the annual meeting to which this Proxy Statement relates, is standing for re-election. Mr. Byron Lee, Jr. has determined, for personal reasons, not to stand for re-election for a full three year term and to resign his position as a Class C director effective November 17, 1995. Mr.
E. Brian Smith has been nominated for election as a Class C director to fill the vacancy which will be created by the resignation of Mr. Lee. The two persons receiving pluralities of the votes cast will be elected as Class C directors. If elected as a Class C director, Mr. Smith intends to resign his Class A directorship, and the Board of Directors has indicated its intention to appoint Mr. Lee to complete the remaining term of the Class A directorship to be vacated by Mr. Smith. Mr. Lee has indicated his willingness to accept this appointment.

     The Board of Directors recommends that stockholders vote FOR the election of the nominees as directors. The following table contains certain information regarding the nominees and other directors, including the number of shares of common stock of the Company "beneficially" owned by them at September 29, 1995, as determined pursuant to the rules of the Securities and Exchange Commission.



                                                     Year
                                                     First       Number of     Percent of
Name, Age, Occupation and                           Elected    Shares Owned   Outstanding
Business Experience                                 Director   Beneficially     Shares
- -------------------------                           --------  --------------  -----------
NOMINEES TO SERVE UNTIL ANNUAL MEETING IN
 1998 (CLASS C)

REAR ADMIRAL JOHN PAUL JONES, JR.
(RET.), 63, (1), (8), (9)                             1994        6,000 (13)        *
Independent Consultant since
1988.  Retired as Chief of Navy
Civil Engineers and Commander,
Naval Facilities Engineering
Command in September 1987.

E. BRIAN SMITH, 57, (2), (9)                          1994    2,653,720 (10)    45.31%
Chairman and Chief Executive Officer
of the Company since January 1994
and President of the Company
since February 1995.
Chairman, President and Chief
Executive Officer of Smith
Holding Corporation, a company
formed by Mr. Smith to seek
investments in environmental
consulting and remediation firms,
since August 1993.  Consultant
to International Technology
Corporation ("IT"), a company
engaged in environmental remediation
and consulting, from July 1992 to
August 1993.  President and
Chief Operating Officer of
IT from 1988 to July 1992.

DIRECTORS SERVING UNTIL ANNUAL MEETING IN 1997 (CLASS B)

MELVIN H. CHIOGIOJI, PH.D.,
REAR ADMIRAL, U.S. NAVAL RESERVE
(RET.), 56, (3), (7), (9)                             1994        6,000 (13)        *
President of Intemco, Ltd.,
an independent power producing
company, since June 1992, and
President of EFC, Inc. an
automobile body repair business,
since June 1980.  Construction
Manager and Deputy Director,
Office of New Production Reactors,
U.S. Department of Energy from
June 1989 to January 1993.
Commander, Second Naval
Construction Brigade, Civil Engineer
Corps., U.S. Naval Reserve from
1987 to 1993.

                                                     Year
                                                     First       Number of     Percent of
Name, Age, Occupation and                           Elected    Shares Owned   Outstanding
Business Experience                                 Director   Beneficially     Shares
- -------------------------                           --------  --------------  -----------
ROBERT L. GUYETT, 58, (4), (7), (8)                   1994       13,500 (13)        *
Consultant to, since May 1995,
and formerly Senior Vice President
and Chief Financial Officer of
Engelhard Corporation, a
specialty chemicals and
precious metals management
company, from September 1991.
Senior Vice President, Chief
Financial Officer and Director
of Fluor Corporation, an
international engineering and
construction company, from
1987 to 1991.  Director of
Engelhard Corporation and
Newport Corporation.

MAJOR GENERAL HUGH G. ROBINSON
(RET.), 63, (5), (7), (8)                             1994        6,000 (13)        *
Chairman and Chief Executive
Officer of the Tetra Group,
Inc., a construction management
consulting company, since April
1989, and Senior Vice President
of Grigsby Brandford & Co., Inc.,
an investment banking firm, since
October 1988.  Director of A.H. Belo
Corporation, Columbus Realty Trust,
Texas Utilities Electric Company,
Lomas Financial Corporation and
Guaranty Federal Savings Bank.
Director of Federal Reserve Bank of
Dallas from 1985 to 1991 (Chairman 1991).

DIRECTORS SERVING UNTIL ANNUAL MEETING IN 1996 (CLASS A)

BYRON LEE, JR., 66, (8)                               1986       16,200 (11)        *
Retired as President and
Chief Executive Officer of
the Nuclear Management and
Resources Council (NUMARAC),
a nuclear power industry
organization, in July 1992.
Prior to May 1, 1987, served
as Executive Vice President of
Commonwealth Edison Company, an
electric utility, for seven
years.  Director of Unicom Corporation
(formerly known as Commonwealth Edison
Company.)

ARTHUR A. RIEDEL, 64                                  1995            0             0
Chairman of the Board and
President of Riedel Resources,
Inc. since 1979; Chairman of the
Board of Columbia Western, Inc. since
1986; Director of ESCO Corporation,
Acordia/Pettit-Morry Co.

                                                     Year
                                                     First       Number of     Percent of
Name, Age, Occupation and                           Elected    Shares Owned   Outstanding
Business Experience                                 Director   Beneficially     Shares
- -------------------------                           --------  --------------  -----------
RICHARD M. CASHIN, JR., 42, (6) (7)                   1994      133,880 (12)     2.23%
Managing Director,
Citicorp Venture Capital, Ltd.,
a company that provides debt
and equity financing to businesses
in the U.S., from 1980 to present;
Director, Levitz Furniture Co.;
Titan Wheel International; Hoover
Group; Autostyle Plastics;
Copes-Vulcan; Delco Remy America;
Freedom Forge; JAC Products.

_________________________
* Less than one percent.

(1)  Mr. Jones was elected to the Board of Directors effective
     January 28, 1994 to fill the unexpired term of Charles E.
     Johnson, II, who resigned effective as of January 28, 1994.

(2) Mr. Smith was elected to the Board of Directors effective as of January 16, 1994 to fill the unexpired term of Joseph R.
     Wright, Jr., who resigned effective as of January 16, 1994.

(3) Mr. Chiogioji was elected to the Board of Directors effective as of January 16, 1994 to fill the unexpired term of J. Peter Grace, who resigned effective as of January 16, 1994.

(4) Mr. Guyett was elected to the Board of Directors effective as of January 16, 1994 to fill the unexpired term of Richard
     A. Zartler, who resigned effective as of January 16, 1994.

(5) Mr. Robinson was elected to the Board of Directors effective as of January 16, 1994 to fill the unexpired term of D.
     Walter Robbins, Jr., who resigned effective as of January
     16, 1994.

(6) Mr. Cashin was elected to the Board of Directors effective as of November 21, 1994 by a vote of a majority of the board to fill an existing vacancy in the Class A directors.

(7)  Member of the Audit and Finance Committee.

(8)  Member of the Compensation Committee.

(9)  Member of the Nominating and Insurance Committee.

(10) These shares are owned of record by Smith Holding
     Corporation, which has sole power over voting and disposition thereof. E. Brian Smith is the Chairman, President and Chief Executive Officer and controls majority ownership of Smith Holding Corporation.

(11) Includes 6,000 shares for which Mr. Lee holds an option granted under the 1992 Non-employee Directors Stock Option Plan and options for 9,000 shares granted under the 1994 Non-employee Directors Stock Option Plan exercisable within 60 days.

(12) Includes 129,880 shares subject to issuance based upon the conversion rights of the Convertible Senior Subordinated Note and the Convertible Senior Note issued by the Company to 399 Venture Partners, Inc. in November 1994 and options for 4,000 shares granted under the 1994 Non-Employee Directors Stock Option Plan exercisable within 60 days.

(13) Includes options for 2,000 shares granted under the 1992 Non-
     Employee Directors Stock Option Plan and options for 4,000 shares granted under the 1994 Non-Employee Directors Stock
     Option Plan exercisable within 60 days.


     Should any nominee become unable to accept nomination or election (which management has no reason to expect), it is the intention of persons named in the enclosed proxy to vote for a substitute.


                       EXECUTIVE OFFICERS

     Information with respect to the Executive Officers of the Company is set forth in the Company's Annual Report on Form 10-K, as amended, under the heading "Directors and Executive Officers of the Registrant," filed with the Commission on May 30, 1995 and June 28, 1995, and delivered to the Stockholders of the Company with this Proxy Statement, and is incorporated herein by reference.


       BOARD MEETINGS, COMMITTEES, AND COMMITTEE MEETINGS


     The Company's Board of Directors met fourteen (14) times during the fiscal year ended February 28, 1995.

     The Board of Directors' standing Audit and Finance Committee at the beginning of the fiscal year ended February 28, 1995 was composed of Messrs. Robert L. Guyett (Chairman), Melvin H. Chiogioji, and Hugh G. Robinson. On November 21, 1994, Mr. Richard M. Cashin, Jr. was appointed to serve on the Audit and Finance Committee. The Audit and Finance Committee met eight (8) times during the fiscal year ended February 28, 1995. The Audit and Finance Committee makes recommendations to the Board of Directors regarding the engagement of independent auditors, reviews with the auditors the plan, scope, timing, and results of their annual audit, reviews other professional services performed by the auditors, reviews the Company's policies and systems of internal accounting controls, reviews the Company's filings with the Securities and Exchange Commission, and develops, reviews, and advises the Company on financing and acquisition strategies.

     At the beginning of the fiscal year ended February 28, 1995, the Board of Directors had a separate standing Compensation Committee composed of Messrs. Hugh G. Robinson (Chairman), Robert
L. Guyett, John Paul Jones, Jr. and Byron Lee, Jr. The Compensation Committee met sixteen (16) times during the fiscal year ended February 28, 1995. The Compensation Committee reviews management compensation levels, administers the Company's short- and long-term incentive plans, evaluates management performance, and considers management succession and related matters.

     At the beginning of the fiscal year ended February 28, 1995, the Board of Directors had a separate standing Nominating and Insurance Committee composed of Messrs. E. Brian Smith (Chairman), Melvin H. Chiogioji, and John Paul Jones, Jr., which met four (4) times during the fiscal year ended February 28, 1995. The Nominating and Insurance Committee reviews and nominates candidates for positions on the Board of Directors and reviews the Company's insurance and surety programs and the activities of its insurance brokers. Any stockholder who wishes to recommend a prospective nominee for the Board of Directors for the committee's consideration may write to E. Brian Smith, Nominating and Insurance Committee, c/o Smith Environmental Technologies Corporation, Galleria Tower II, 13455 Noel Road, Suite 1500, Dallas, Texas 75240.

     Each existing director attended during the period he served on the Board of Directors greater than 75% of the meetings of the Board of Directors and greater than 75% of the meetings held by all Committees on which he served.


                     DIRECTOR COMPENSATION

     The Company, on January 28, 1994, terminated the cash compensation plan for members of the Board of Directors and provided for options to be granted under the Company's 1994 Non-employee Directors Stock Option Plan in lieu of accepting cash pursuant to the cash compensation plan. The directors are also reimbursed for expenses incurred in attending all board meetings.

     Prior to January 28, 1994, in addition to payments under a cash compensation plan, each member of the Board of Directors who was not an employee of the Company or an individual designated to serve on the Board of Directors by W.R. Grace & Co. was entitled under the Company's 1992 Non-employee Director Stock Option Plan to receive an option for 6,000 shares of common stock upon his initial election to the Board of Directors. Each of Messrs. Lee, Chiogioji, Guyett, Jones, and Robinson received such grants upon their election to the Board of Directors. The options issued to Messrs. Lee, Chiogioji, Guyett, Jones and Robinson are exercisable at a rate not exceeding 2,000 shares per year, commencing one year after the date of grant of the option at an exercise price equal to 100% of the fair market value of the underlying common stock on the date of the grant. Options granted under the 1992 Non-employee Director Stock Option Plan expire five years after the grant. The 1992 Non-employee Director Stock Option Plan was terminated in 1994 and replaced by the 1994 Non-employee Director Stock Option Plan. The 1992 plan remains in effect only to the extent of any unexercised options granted under that plan.


     In replacement of the former cash compensation plan and the 1992 Non-employee Director Stock Option Plan, the new 1994 Non-employee Director Stock Option Plan provides that each non-employee director will receive an initial option for 12,000 shares of common stock and an additional annual option for 5,000 shares of common stock on each anniversary of his election to the Board of Directors so long as he remains a non-employee director. The exercise price of the options is equal to 100% of the fair market value of the underlying common stock on the date of the grant. The terms of the options are for ten years. The initial options will vest in equal annual increments over three years and each annual option for 5,000 shares will vest after one year.
The non-employee directors (Messrs. Chiogioji, Guyett, Jones, Lee, Robinson, Cashin and Riedel) were granted their initial 12,000 share options during the fiscal year ended February 28, 1995 pursuant to the terms of the plan.


                     EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers during the fiscal year ended February 28, 1995 and the two preceding fiscal years. (1)

                                                                    Long-Term
                                                                   Compensation
                                                                   ------------
                                  Annual Compensation                 Awards
                           ----------------------------------     --------------
                                                                     Securities
                                Fiscal                               Underlying
Name & Principal Position        Year      Salary        Bonus      Options/SARs
- -------------------------       ------    --------      -------   --------------
E. BRIAN SMITH                   1995     $250,704      115,000           0
Chairman,                        1994     $ 23,077(2)         0           0
Chief Executive Officer and      1993            0            0           0
President

RICHARD A. ZARTLER               1995     $202,016            0           0
Vice President - Construction    1994     $200,000            0           0
and Remediation Division (3)     1993     $  9,231(4)   $65,000(5)   75,000

ANTHONY J. DURY                  1995     $136,873            0           0
Vice President -                 1994       12,981(6)         0      30,000
Chief Administrative             1993            0            0           0
Officer

WILFRID D. NELSON                1995     $126,602            0           0
Vice President,                  1994       48,077(7)         0      20,000
General Counsel and Secretary    1993            0            0           0

WILLIAM T. CAMPBELL              1995     $118,127(8)         0      25,000
Vice President -                 1994            0            0           0
Finance and Assistant            1993            0            0           0
Secretary

_____________________
(1) The column showing Other Annual Compensation has been omitted because, during the periods covered, no named executive officer received any "other annual compensation" other than certain perquisites and other personal benefits the dollar value of which was less than the established reporting thresholds. The column showing Restricted Stock Awards has been omitted because there have been no Restricted Stock Awards during the periods covered and there are no outstanding shares of Restricted Stock held by the named executive officers. The column showing Long Term Incentive Plan Payouts has been omitted because as of February 28, 1995, the Company had no Long Term Incentive Plans under which compensation can be earned. The column showing All Other Compensation has been omitted because, during the periods covered, no named executive officer received any "other compensation."

(2)  Reflects Mr. Smith's salary for the period from January 1,
     1994 through February 28, 1994.

(3) Mr. Zartler served as President and Chief Executive Officer of the Company from January 29, 1993 through December 31,
     1993 and as President from January 29, 1993 through February
     23, 1995.

(4)  Reflects Mr. Zartler's salary for the period from January
     29, 1993 through February 28, 1993.

(5) Represents a signing bonus paid to Mr. Zartler as an incentive to join the Company.

(6)  Reflects Mr. Dury's salary for the period from January 24,
     1994 through February 28, 1994.

(7)  Reflects Mr. Nelson's salary for the period from October 11,
     1993 through February 28, 1994.

(8)  Reflects Mr. Campbell's salary for the period from March 7,
     1994 through February 28, 1995.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS


     Prior to his retirement on June 9, 1995, Mr. Richard A. Zartler was employed by the Company pursuant to an Employment Agreement dated effective January 1, 1994. The Employment Agreement was for a term of one year and continuing thereafter subject to termination by the employee or employer. The agreement provided for a minimum base annual salary of $200,000, and for severance benefits, equal to twelve months minimum base salary, in the event of termination for a reason other than for "Cause," as that term was defined in the Employment Agreement or in the event Mr. Zartler was asked to relocate or assume lesser duties. The Employment Agreement contained provisions for a limited period of non-solicitation and non-disclosure of confidential information following termination of employment. As a result of Mr. Zartler's retirement, the Employment Agreement was terminated as of June 9, 1995.



TABLES OF OPTION GRANTS IN THE FISCAL YEAR ENDED FEBRUARY 28, 1995



     The following table sets forth, as to the Chief Executive Officer and the four other most highly compensated executive officers of the Company, information with respect to stock option grants in the fiscal year ended February 28, 1995 and the hypothetical values of such options. The Company has not granted any stock appreciation rights.



                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                       Grant Date
                            Individual Grants                                           Value(1)
- -----------------------------------------------------------------------------------   -------------
                        Number of       % of Total
                        Securities     Options/SARs
                        Underlying      Granted to
                       Options/SARs     Employees in   Exercise or Base   Expiration   Grant Date
Name                    Granted(2)      Fiscal Year      Price ($/Sh)        Date     Present Value
- ------------------     ------------    -------------   ----------------   --------    -------------
E. Brian Smith               0           0                   --                 --              --
Richard A. Zartler           0           0                   --                 --              --
Anthony J. Dury              0           0                   --                 --              --
William T. Campbell     25,000           6%              $4,625             3/7/04          79,500
Wilfrid D. Nelson            0           0                   --                 --              --

____________________
(1) Grant Date Present Values were calculated using the Black-Scholes option pricing model. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's stock. The estimated Grant Date Present Value of the stock option is $3.18 based on the following inputs:

          Stock Price (Fair Market Value) at Grant $4.625

          Exercise Price                           $4.625

          Expected Option Term                     10 years

          Risk-Free Interest Rate                  7.11%

          Stock Price Volatility                   0.47

          Dividend Yield                           0.0%

     The model assumes: (a) an Option Term of ten years which reflects the actual ten-year life of the option and is not discounted for factors such as the expected time until exercise and the risk of forfeiture; (b) a Risk-Free Interest Rate that represents the interest rate on a U.S. Treasury Note with a maturity date corresponding to that of the Expected Option Term; (c) Stock Price Volatility is calculated using monthly stock prices over a three-year period from March 1, 1991 to February 28, 1994; and (d) zero Dividend Yield. Notwithstanding the fact that these options are non-transferable, no discount for lack of marketability was applied.

(2) Granted under the Company's 1994 Employee Stock Incentive Plan. Under the terms of the 1994 Employee Stock Incentive Plan, the options will become exercisable in four equal annual increments commencing one year after the date of grant.



TABLE OF OPTION EXERCISES IN THE FISCAL YEAR ENDED FEBRUARY 28, 1995 AND YEAR-END OPTION VALUES



     The following table sets forth, as to the Chief Executive Officer and the four other most highly compensated executive officers of the Company, information concerning exercised and unexercised options held as of February 28, 1995. The Company has not granted any stock appreciation rights.

      AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
             AND FISCAL YEAR-END OPTION/SAR VALUES



                                                       Number of Securities
                                                      Underlying Unexercised              Value of Unexercised
                                                          Options/SARs                   In-the-Money Options/
                        Shares                         at February 28, 1995            SARs at February 28, 1995(1)
                       Acquired        Value       ------------------------------    ------------------------------
Name                 on Exercise      Realized     Exercisable(2)   Unexercisable    Exercisable(2)   Unexercisable
- ------------------   ------------     --------     --------------   -------------    -------------    -------------
E. Brian Smith            0                                0               0                  0                   0
Richard A. Zartler        0                           75,000               0           $223,125                   0
Anthony J. Dury           0                           10,000          20,000            $30,000             $60,000
Wilfrid D. Nelson     5,000           $21,691         15,000               0            $52,500                   0
William T. Campbell       0                                0          25,000                  0             $43,750

_______________
(1)  The value of unexercised in-the-money options at February
     28, 1995 is calculated by subtracting the total exercise price from the market value of the underlying securities as of February 28, 1995 (closing bid price of $6.375).

(2) All unexercisable options held by the named executive officers prior to January 16, 1994 became vested effective
     December 30, 1993 under the terms of the 1986 Employee Stock
     Option Plan due to a change in control (as defined in the plan).

    COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is currently composed of four non-employee directors. The Committee reviews management compensation levels, administers the Company's short- and long-term incentive plans, evaluates management performance, and considers management succession and related matters. The Committee has retained an outside advisor to conduct an independent review of the Company's compensation programs and to advise the Committee on executive compensation matters.


     This report describes the Company's compensation philosophy and programs and the compensation actions for the fiscal year ended February 28, 1995 with respect to executive officers.


COMPENSATION PROGRAM PHILOSOPHY AND OBJECTIVES

     As a result of the independent review of the compensation programs, the Compensation Committee adopted a new compensation philosophy with related policies, plans, and programs which are designed to attract, retain, and motivate key management and to align the financial interests of the Company's management with those of stockholders. The management compensation programs are designed to provide:

          - levels of base salary that are competitive with environmental service companies and general industry;

          - competitive total annual cash compensation which is comprised of base salary and annual incentive compensation that relates directly to the financial performance of the Company; and

          - long-term incentive compensation that directs management's efforts to building stockholder value through attainment of longer-term financial and strategic goals.

     It is the intent of the Company to qualify compensation paid to the named executive officers under the incentive compensation plans according to the provisions of section 162m of the Internal Revenue Code of 1986, as amended (the "Code") (the $1 million limitation), where appropriate.

      Base salaries generally have been set at competitive levels and reflect individual contributions to Company performance to enhance the pay for performance feature of the program. However, greater reliance has been placed on annual and long-term incentives which are highly variable and closely tied to Company, business unit and individual performance. It is intended that a substantial portion of an executive officer's compensation is "at risk" under the annual and long-term incentive plans.


     The Company's reference to the Compensation Comparison Group includes the companies listed in the new Peer Group Index, as set forth below in "Comparison of Total Shareholder Return," as well as more than 50 other environmental service companies and general industry companies, data with respect to which was derived from compensation survey sources.


     The Company attempts to achieve an appropriate balance among the various elements of compensation, relative to the performance of the Company. Each element is discussed in grater detail below.

BASE SALARY


     The Company has established a base salary program that is consistent with the practices of the Compensation Comparison
Group. Base salary levels for management are intended to reflect individual performance, the Company's overall financial performance, and competitive practice.

     In recognition of the Company's improved financial performance during the fiscal year ended February 28, 1995, the Committee approved salary increases for certain officers effective March 1, 1995.


ANNUAL INCENTIVE COMPENSATION


     The Annual Incentive Compensation Plan, as approved by the Committee, is designed to reward management and all other employees on an annual basis, contingent on achievement of Company and business unit objectives, and individual performance. A special Turnaround Incentive Plan was adopted for the fiscal year ended February 28, 1995 that encompasses all employees.
Each eligible employee's incentive award is expressed as a percentage of the individual's base salary at the beginning of each fiscal year or a fixed dollar amount. Incentive award targets vary for each employee level and reflect competitive practices at the Compensation Comparison Group companies. The incentive award targets equate to the Company's annual objectives. The target incentive is leveraged and, predicated on Company performance, actual incentive awards can range from 0% to 200% of the target incentive. Those employees with greater influence on stockholder value have greater amounts of compensation "at risk."

     Company objectives are measured by the following performance criteria: pre-tax and net income, operating margins, and cash flow. The Committee believes that these performance measures correlate with share price over a period of time. Company objectives are expressed in specific financial targets that are established as part of the annual budgeting process, which takes into account the Company's prior year performance and the performance of the Compensation Comparison Group (excluding the general industry companies).


     An incentive compensation fund is generated as a percentage of pre-tax, pre-bonus profit. The distribution of incentive awards from the incentive fund is determined by the Committee's assessment of Company, business unit, and individual performance in relation to preestablished objectives.


     As a result of the Company's improved financial performance for the fiscal year ended February 28, 1995, incentive bonuses were paid to nonofficer employees under the 1995 improved Bonus Plan. The incentive bonus pool for eligible management positions was reduced in order to increase the incentive gain sharing pool for non-management employees.


TOTAL ANNUAL CASH COMPENSATION (BASE SALARY PLUS BONUS)


     When the Company's annual objectives and targets are achieved, total annual cash compensation is set at the 50th percentile of competitive compensation at the Compensation Comparison Group companies. To provide further motivation to management to excel, the total amount of cash compensation can reach the top quartile of competitive pay levels if business results significantly exceed Company objectives.


LONG-TERM INCENTIVE COMPENSATION PROGRAM

     The Company's long-term incentive program is comprised of employee stock option plans. The 1986 Employee Stock Plan, which governs options granted and remaining outstanding under that plan, terminated June 21, 1994. On June 21, 1994, the stockholders approved the 1994 Stock Incentive Plan, which was adopted by the Company's Board of Directors on April 28, 1994. The long-term incentive program is intended to:

          - directly link management to building stockholder value;

          -    focus management on long-term corporate
               objectives;

          -    attract, retain, and motivate key employees;

          -    encourage employee stock ownership; and

          -    balance long-term and short-term decision making.

     The 1994 Stock Incentive Plan authorizes the Compensation Committee to grant various stock- and cash-based incentive awards to officers and all other employees of the Company. Awards are not restricted to any specified form or structure and may include, without limitation, stock options, stock awards or payments, reload stock options, stock appreciation rights, other rights to acquire stock, performance units, or performance shares. The Committee has determined that Non-qualified Stock Options and Incentive Stock Options will be the primary awards to be issued under this plan. It is the Committee's policy that each year it will consider the grant of stock-based awards to officers and other employees under the 1994 Stock Incentive Plan. The Committee considers the performance of the Company and the individual in determining if a grant will be made and the magnitude of the award. The Committee has adopted award guidelines by employee level, derived from competitive practices, for determining the range of stock-based awards. In determining individual awards, the Committee considers the performance, potential, and value of the employee as well as the performance of the Company.


     During the fiscal year ended February 28, 1995, the Committee issued stock option awards to selected key employees of the Company in consideration of their individual performance and to encourage them to remain with the Company.

COMPENSATION ACTIONS FOR THE CHIEF EXECUTIVE OFFICER

     Effective January 1, 1994, the Company elected E. Brian Smith Chairman and Chief Executive Officer and Mr. Zartler, formerly the Chief Executive Officer and President, President. In February 1995 the Company elected Mr. Smith President.


     Mr. Smith's base salary was set at $280,000 for the fiscal year ended February 28, 1995 which approximates the 50th percentile of salaries for Chief Executive Officers at similar environmental services and general industry companies. Mr. Smith waived a total of $13,995 of his base salary through February 28, 1994. The variance between Mr. Smith's annual salary of $280,000 and the $250,704 paid during the fiscal year ended February 28, 1995 has been deferred and not waived. On February 23, 1995, Mr. Smith's base salary was increased to $300,000 per annum effective March 1, 1995. The salary increase reflected the Company's growth and improved financial results and competitive base salary levels at the 50th percentile for Chief Executive Officers of the Compensation Comparison Group.

     The Chief Executive Officer participates in the Company's Annual Incentive Compensation Plan. During the fiscal year ended February 28, 1995, the Compensation Committee approved selected financial (earnings based) and nonfinancial performance goals for the Chief Executive Officer under the plan. The Committee also approved two additional performance goals for the Chief Executive Officer focusing on growth through acquisition and improvement in shareholder value. An incentive cash bonus and stock option award were established contingent upon achievement of the performance goals. A cash incentive bonus of $115,000 was earned by Mr. Smith in connection with the successful completion of two major acquisitions. Although a significant increase in shareholder value was realized during the fiscal year ended February 28, 1995, the shareholder value goals were not achieved. Therefore, no stock option award was granted.

     During the fiscal year ended February 28, 1995, the Committee approved an unsecured, full-recourse loan to the Chief
Executive Officer in connection with certain acquisition expenses.


                            Compensation Committee of the Board
                            of Directors

                            Hugh G. Robinson, Chairman
                            Robert L. Guyett
                            John Paul Jones, Jr.
                            Byron Lee, Jr.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     John Paul Jones, Jr., a director and member of the Compensation Committee received an aggregate of $4,000 compensation for consulting services provided to the Company during the fiscal year ended February 28, 1995.



             COMPARISON OF TOTAL STOCKHOLDER RETURN

     The following performance graph compares the market performance of the Company's common stock over a five year period, beginning February 28, 1990 and ending February 28, 1995, to the NASDAQ Stock Market Value Index and the Company's Peer Group Index. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at February 28, 1990 and that all dividends were reinvested.

                            [GRAPH]




                             ---------------------------------------------------------
a) Value of $100 Invested    2/28/90   2/28/91   2/28/92   2/26/93   2/28/94   2/28/95
                             ---------------------------------------------------------
Nasdaq Stock Market Index
 (US Companies)               $100     $110.15   $157.20   $167.25   $196.79   $200.05
                             ---------------------------------------------------------
Smith Environmental
 Technology                     NA     (25.93%)  (12.50%)  (45.71%)   (2.63%)   45.95%
                             ---------------------------------------------------------
Self-Determined Peer Group    $100     $137.70   $119.80   $104.50    $94.42    $75.44
                             ---------------------------------------------------------
Smith Environmental
 Technology                   $100      $74.07    $64.82    $35.19    $34.36    $50.00
                             ---------------------------------------------------------

                             ---------------------------------------------------------
b) Annualized Return         2/28/90   2/28/91   2/28/92   2/26/93   2/28/94   2/28/95
                             ---------------------------------------------------------
Nasdaq Stock Market Index
 (US Companies)                  NA     10.15%    42.71%     6.39%    17.66%     1.66%
                             ---------------------------------------------------------
Self-Determined Peer Group       NA     37.70%   (12.99%)  (12.77%)   (9.64%)   (20.10%)
                             ---------------------------------------------------------
Smith Environmental
 Technology                      NA    (25.93%)  (12.50%)  (45.71%)   (2.63%)    45.95%
                             ---------------------------------------------------------


     The Peer Group Index (market capitalization weighted) is comprised of 13 companies. The criteria used in selecting the Peer Group companies included lines of business, types and numbers of employees, and size characteristics such as revenues and market capitalization. The companies include: Geraghty & Miller, Inc., Groundwater Technology, Inc., Harding Associates, Inc., ICF International, Inc., International Technology Corporation, OHM Corporation, Riedel Environmental Technologies, Inc., Sevenson Environmental Services, Inc., Tetra Tech, Inc., TRC Companies, Inc., URS Corporation, Versar, Inc., and Roy F. Weston, Inc.

     During 1994, two of the companies were deleted from the index. Geraghty & Miller, Inc. merged with Heidemij N.V., and is no longer a publicly-traded company. The major assets of Riedel Environmental Technologies, Inc. were acquired by the Company as of December 1, 1994. Riedel Environmental Technologies, Inc. is no longer a publicly-traded company.


     The following performance graph compares the market performance of the Company's common stock for the period beginning December 30, 1993 - the date of the change in the Company's management - and ending February 28, 1995, to the NASDAQ Stock Market Value Index and the Company's Peer Group Index. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 30, 1993 and that all dividends were reinvested.



                           [GRAPH]




                             ------------------------------
a)  Value of $100 Invested    12/30/93   2/28/94   2/28/95
                             ------------------------------
Nasdaq Stock Market Index
 (US Companies)                 $100     $102.88   $104.59
                             ------------------------------
Self-Determined Peer Group      $100     $110.31    $88.14
                             ------------------------------
Smith Environmental
 Technology                     $100     $154.17   $225.00
                             ------------------------------

                                         ----------------------------
b) ANNUALIZED RETURN                     12/30/93   2/28/94   2/28/95
                                         ----------------------------
NASDAQ STOCK MARKET INDEX (US COMPANIES)    NA        2.88%     1.66%
                                         ----------------------------
SELF-DETERMINED PEER GROUP                  NA       10.31%   (20.10%)
                                         ----------------------------
SMITH ENVIRONMENTAL TECHNOLOGY              NA       54.17%    45.95%
                                         ----------------------------


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOANS TO EXECUTIVE OFFICERS


      The Company loaned E. Brian Smith the principal amount of $95,000, as of June 20, 1994, to pay certain expenses incurred by Smith Holding Corporation in the development of an acquisition strategy and information for the benefit of the Company. The loan is documented by a promissory note bearing interest at a fluctuating rate based on the Federal short-term rate consistent with the applicable Internal Revenue Service Regulations governing imputed interest and provides that all principal and accrued interest shall be payable upon demand and not later than March 31, 1996. The interest rate at the date of issuance was 5.56% and is 5.91% as of the date hereof. The principal and accrued interest remain outstanding.

LEASE OF OFFICE BUILDINGS FROM AFFILIATE

      The Company's wholly owned subsidiary Riedel Environmental Services, Inc. is the month to month tenant of an office facility from Columbia Western, Inc., whose principal stockholder is Arthur A. Riedel who serves as a director of the Company. The annualized lease payment for the office facility, which will be vacated by the Company on or before June 30, 1995, is $220,049. The subsidiary is also a tenant of a warehouse and marine yard facility owned by Wilamette-Western Corporation, whose principal shareholder and Chairman is Arthur A. Riedel. The aggregate annualized lease payment on these facilities is $90,000. The subsidiary also leases office and yard space from Celtic Investment Co., an assumed business name for Arthur A. Riedel. The aggregate annualized lease payment for these facilities is $62,184 and the lease expires October 31, 1995. The Company believes the terms of the lease arrangements described above are at least as favorable as could be obtained from unrelated third parties.


ACQUISITION OF ASSETS FROM EXECUTIVE OFFICER

      The Company has agreed to acquire the assets, technology, trade secrets and customer lists of a company owned by C. Robert Conner, and to obtain restrictions on competition from Mr. Conner upon his appointment as the Company's Vice President-Engineering Services Division and as President of the Company's wholly owned subsidiary BCM Engineers Inc. The agreements with Mr. Conner provide for the payment to him of $360,000 over a period of three years, with a portion of the consideration conditioned upon the continued employment of Mr. Conner by the Company during that time. The principal terms of this transaction were negotiated with Mr. Conner prior to his employment by the Company and, therefore, are as favorable as terms which could have been obtained from an unrelated third party.

               PROPOSAL TO RATIFY ISSUANCE OF CONVERTIBLE NOTES

      The Company is required, pursuant to Section 6(i) of Schedule D to the Bylaws of the National Association of Securities Dealers, Inc. ("NASD"), to obtain stockholder approval of any transaction which could result in the sale or issuance of the Company's common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance of such securities. In November 1994, the Company issued a Convertible Senior Subordinated Note in the principal amount of $10 million (the "Subordinated Note") and a Convertible Senior Note in the principal amount of $2 million (the "Bridge Note"; collectively the Subordinated Note and Bridge Note are referred to herein as the "Notes"). The Notes are convertible into junior convertible preferred stock of the Company ("Junior Convertible Preferred"), which in turn is convertible into shares of the Company's common stock. If the full amount of the Notes were converted into Junior Convertible Preferred and then into common shares, the total issuance of common stock would be approximately 38.99% of the issued and outstanding common stock of the Company after such issuance and 63.29% of the Company's common stock outstanding prior to such issuance. Therefore, under the NASD rules, the issuance of the Notes is subject to shareholder approval.

THE NOTES


      On November 21, 1994, the Company issued to 399 Venture Partners, Inc., a Delaware corporation ("399 Venture Partners"), the Subordinated Note and the Bridge Note pursuant to an Amended and Restated Note Purchase Agreement between the Company and 399 Venture Partners, dated November 15, 1994 (the "Note Agreement"). The Note Agreement provides that proceeds from the Notes are to be used by the Company for sound financing, growth, modernization or expansion. More specifically, under the Note Agreement, the Note proceeds were to be, and in fact were, used to finance the Company's acquisition of the stock of Riedel Environmental Services, Inc., an Oregon corporation, from its parent Riedel Environmental Technologies, Inc., an Oregon corporation.


      The Subordinated Note is subject to annual interest on the unpaid principal (and any Deferred Payment, as defined below) at a rate of 10%. Interest on the Subordinated Note is payable in arrears semi-annually in cash, provided that the Company may defer the first two semi-annual interest payments (the "Deferred Payments") until the maturity of the Subordinated Note. The Bridge Note is subject to annual interest on the unpaid principal amount at a rate of the higher of (i) 10% or (ii) the prime commercial lending rate of Chemical Bank, New York, plus 1.75%. Interest on the Bridge Note is payable after October 21, 1995, if not previously paid, in cash in an amount equal to the then outstanding principal plus accrued and unpaid interest as of October 21, 1995. The Bridge Note interest payments are also to be made semi-annually in arrears. Both Notes may be prepaid, subject to certain limitations, prepayment penalties, and premiums.

      The Subordinated Note is convertible at any time and from time to time, prior to its maturity date on November 21, 2004, at the option of the holder. The Bridge Note, which also matures on November 21, 2004, is convertible at any time and from time to time at the option of the holder after October 21, 1995. Both Notes are convertible into Junior Convertible Preferred at the rate of 30.4878 shares for each $1,000 of principal, in the case of the Subordinated Notes, and principal and accrued and unpaid interest at November 21, 1995, in the case of the Bridge Notes. The conversion rate on both Notes is subject to adjustment for price anti-dilution based on the market price of the Company's common stock and for any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the assets of the Company, or other transactions which would affect the holders of the Junior Convertible Preferred. The Notes are currently convertible into an estimated 3,714,430 shares of the Company's common stock.

      In addition to the conversion rights provided in the Notes as described above, each of the Notes provides that the holder is entitled to purchase from the Company a specified number of shares of Junior Convertible Preferred at an exercise price based on the conversion rate as adjusted. This exercise right is only triggered if the Company repays the Notes within certain time periods prior to the maturity date.

      The holders of the Notes are not entitled to voting rights or any other rights of a stockholder of the Company unless and until the holder converts the Notes to Junior Convertible Preferred.


JUNIOR CONVERTIBLE PREFERRED STOCK


      Designations, rights and preferences of the Junior Convertible Preferred were authorized and approved by the Company's Board of Directors on November 15, 1994 creating a new series of 371,500 shares of preferred stock of the Company. Each share of Junior Convertible Preferred is convertible, at the option of the holder, into ten fully paid and nonassessable shares of common stock of the Company.

      The Junior Convertible Preferred is entitled to dividends on a pro rata basis with the common stock, if and when declared by the Company, based on the number of shares of common stock into which such Junior Convertible Preferred is convertible at that time. The Junior Convertible Preferred is also entitled to the number of votes equal to the lesser of (i) the largest number of shares of common stock into which such Junior Convertible Preferred is convertible and (ii) 19.9% of the aggregate voting power of all shares of capital stock of the Company which are then entitled to vote, divided by the number of shares of Junior Convertible Preferred then outstanding. The holders of the Junior Convertible Preferred are entitled to vote as a class on all matters submitted to a vote of shareholders of the Company.

      In the event of liquidation, dissolution or winding up of the Company the holders of the Junior Convertible Preferred shall be entitled to distributions on a pro rata basis with the common stock, based on the number of shares of common stock into which the Junior Convertible Preferred is then convertible.

STOCKHOLDER APPROVAL

      The NASD permitted the issuance of the Notes prior to the approval of the Notes by the stockholders of the Company based upon the Company's assurance that, prior to the conversion of the Notes into Junior Convertible Preferred or common stock, the Company would obtain written representations from the holders of more than one-half of the outstanding common stock of the Company approving the issuance of the Notes. Such representations were obtained and submitted to the NASD in March 1995, along with the Company's undertaking to seek ratification of the issuance of the Notes at the 1995 Annual Meeting. Since the holders of more than a majority of the outstanding common stock of the Company have committed to vote in favor of the issuance of the Notes, the issuance of the Notes will be ratified at the Annual Meeting. The Board of Directors recommends that stockholders vote FOR the ratification of the issuance by the Company of the Notes and the terms set forth therein, including the issuance of the Junior Convertible Preferred, convertible into common stock of the Company, which may be issued pursuant to such terms.


                             INDEPENDENT AUDITORS


       On January 28, 1994, upon advice of the Audit and Finance Committee, the Board of Directors, subject to stockholder approval which was received at the Company's 1994 Annual Meeting on June 21, 1994, selected Ernst & Young LLP to serve as the Company's independent uaditors for the fiscal year ended February 28, 1995 and the fiscal year ending February 28, 1996. The Company's former independent certified public accounting firm, BDO Seidman was dismissed effective January 31, 1994.


      The reports of BDO Seidman on the Company's financial statements for the past three years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles nor have there been any "reportable events," as that term is defined for purposes of the federal securities law, or any disagreement between the Company and BDO Seidman which, if not resolved, would have caused BDO Seidman to make reference to the disagreement in their report on the financial statements for such years.


      Representatives of Ernst & Young LLP are expected to be present at the 1995 Annual Meeting of Stockholders. They will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions presented at the meeting by stockholders.

      The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended September 30, 1995 and for the fiscal year ending September 30, 1996.



                                OTHER BUSINESS

      Management knows of no other matters which will be brought before the meeting. However, if other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.


                            ADDITIONAL INFORMATION

FINANCIAL STATEMENTS


      The Company has enclosed with this Proxy Statement its Annual Report on Form 10-K for the year ended February 28, 1995, as amended, filed with the Commission on May 30, 1995 and June 28, 1995. Stockholders are referred to the report for financial and other information about the Company. The financial statements in the 1995 Annual Report on Form 10-K, as amended, filed with the Commission on May 30, 1995 and June 28, 1995, and the Form 10-Q filed as of July 17, 1995 are incorporated herein by reference.

PROPOSALS BY STOCKHOLDERS

      The Company recently changed its fiscal year end from February 28 to September 30. The date for stockholders to submit proposals for inclusion in the proxy materials for the 1996 Annual Meeting of Stockholders has passed. The Company has established November 30, 1995 as the deadline for receipt of stockholder proposals for inclusion in the Company's proxy materials for its fiscal year ended September 30, 1995. The deadline for receipt of stockholder proposals for inclusion in the Company's proxy materials for the 1997 Annual Meeting of Stockholders is August 30, 1996.


COST AND METHOD OF PROXY SOLICITATION

      The cost of soliciting proxies will be borne by the Company. Proxies will be solicited by mail. Proxies may also be solicited by directors, officers, and a small number of regular employees of the Company personally or by mail, telephone, or telegraph, but such persons will not be specially compensated for such services. Brokerage houses, nominees, and other custodians and fiduciaries will be requested to send the proxy material to beneficial holders and the Company will reimburse them for their reasonable expenses in doing so.

OTHER MATTERS


      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain persons, including the Company's directors and executive officers, to file reports with the Securities and Exchange Commission regarding beneficial ownership of certain equity securities of Company. During the fiscal year ended February 28, 1995, Byron Lee, Jr. failed to file one Form 4 report relating to the grant of stock options, which transaction was reported late on Form 5.



                                     By the Order of the Board of Directors




                                     W.D. Nelson
                                     SECRETARY

Dallas, Texas

                                (Front of Card)

PROXY                                DRAFT                                PROXY

                  SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
            (formerly known as Canonie Environmental Services Corp.)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 17, 1995

     The undersigned hereby appoints Anthony J. Dury and William T. Campbell, and each of them, with full power of substitution and resubstitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at the offices of the Company located at 2080 South Carboy, Mt. Prospect, Illinois 60056 on November 17, 1995, at 9:00 a.m. local time, or any adjourn-ment thereof, as designated below. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting.

            PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                 SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

The Board of Directors recommends a vote FOR the election of the following directors and FOR Proposals 2 and 3.

1. Election of two (2) Class C Directors,     FOR  WITHHOLD  FOR ALL   (Except Nominee(s) written below)
   each direct or to serve for a term         / /     / /      / /
   of three years -                                                    _________________________________
   Nominees:  John Paul Jones, Jr. and
              E. Brian Smith

2. Ratification of issuance of the            FOR  AGAINST   ABSTAIN
   Convertible Senior Subordinated            / /    / /       / /
   Note and the Convertible Senior
   Note of the Company, each
   convertible into preferred stock,
   and then into common stock of the
   Company.

3. Ratification of the appointment by the     FOR  AGAINST   ABSTAIN   If no direction is indicated on a properly
   Board of Directors of the firm of          / /    / /       / /     executed proxy, it will be voted "FOR"
   Ernst & Young LLP as independent                                    each of the proposals set forth above,
   auditors of the Company for the fiscal                              including "FOR" each nominee for director.
   year ended September 30, 1995 and for
   the fiscal year ending September 30, 1996.                                     Dated:  _______________________
                                                                       Signature(s): ____________________________
                                                                       __________________________________________
                                                                       Please sign exactly as name appears
                                                                       hereon.  When shares are held by joint
                                                                       tenants, both should sign.  When signing
                                                                       as an attorney, as executor,
                                                                       administrator, trustee or guardian, please
                                                                       give full title as such.  If a
                                                                       corporation, please sign name by President
                                                                       or other authorized officer.  If a
                                                                       partnership, please sign in partnership
                                                                       name by authorized person.

                                (Back of Card)

                                     -2-